Exhibit 10.3

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [•], 2022, by and between the undersigned (the “Holder”), Lakeshore Acquisition I Corp., an exempted company incorporated with limited liability under the Laws of Cayman Islands (“Purchaser”) and RedOne Investment Limited, a British Virgin Islands company, in its capacity as the representative for the stockholders of the Purchaser (the “Purchaser Representative”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement and Plan of Merger (the “Merger Agreement”) entered into by and among (i) Purchaser, (ii) LAAA Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser, (iii) the Purchaser Representative, (iv) ProSomnus Holdings Inc., a Delaware corporation (the “Company”), and (v) HGP II, LLC, a Delaware limited liability company, in the capacity as the representative for the stockholders of the Company.

BACKGROUND

A. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of Purchaser.

B. The Holder is the record and/or beneficial owner of Company Stock which will be exchanged for Purchaser Common Stock pursuant to the Merger Agreement.

C. As a condition of, and as a material inducement for the Purchaser and the Company to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Purchaser.

(b) In furtherance of the foregoing, Purchaser will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Purchaser’ transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Purchaser’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means the period commencing on the Closing Date and ending on the earlier of:

(i)            six months after the Closing; and

(ii)            with respect to Lock-up Shares not held by a Significant Company Stockholder (as defined in the Merger Agreement) only, if the volume weighted average price of the Purchaser Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading days beginning 90 days after the Closing.

The restrictions set forth herein shall not apply to: (1) transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the Holder; (4) pursuant to a qualified domestic relations order, (5) transfers to any charitable foundation controlled by the Holder, its members or stockholders or any of their respective immediate family; or (6) transfers whereby there is no change in beneficial ownership, in each case where such transferee agrees to be bound by the terms of this Agreement.

In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of Purchaser and Purchaser subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of the Purchaser being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of Purchaser with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of Purchaser, or any economic interest in or derivative of such stock, other than those securities specified on the signature page hereto. For purposes of this Agreement, “Lock-up Shares” shall mean, with respect to each Holder, (i) the Purchaser Common Stock beneficially owned by the Holder as specified on the signature hereto, (ii) any Purchaser Common Stock issuable upon the exercise of options or warrants to purchase Purchaser Common Stock held by such Holder immediately after Effective Time (along with such options or warrants themselves), (iii) any Purchaser Common Stock acquirable upon the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for Purchaser Common Stock held by such Holder immediately after the Effective Time (along with such securities themselves) and (iv) any Earnout Shares to the extent issued pursuant to the Merger Agreement. Notwithstanding the foregoing, “Lock-up Shares” shall not include shares of Purchaser Common Stock issued to any Holder that is not a Significant Company Stockholder (as defined in the Merger Agreement) in connection with the conversion of the Company Subordinated Debt (as defined in the Merger Agreement).

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the mail in the United States mail having been sent registered or certified mail receipt requested, postage pre-paid, (iii) when delivered by FedEx or other nationally recognized overnight courier or delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following business day) to the Company and Purchaser in accordance with Section 10.2 of the Merger Agreement and to each Holder at its address set forth set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Purchaser and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Governing Law. Section 10.5, Section 10.6, and Section 10.7 of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LAKESHORE ACQUISITION I CORP.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

RedOne Investment Limited, solely in the capacity as the Purchaser Representative hereunder

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:
Name:
Address:
[•]

NUMBER OF Lock-up Shares:
[•]